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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Silipos, Inc.:

We consent to the incorporation by reference in the registration statement No. 333-94769 and No. 333-110962 on Form S-8 and registration statement No. 333-92014 on Form S-3 of Langer, Inc. of our report dated July 12, 2004, with respect to the consolidated balance sheets of Silipos, Inc. and Subsidiary as of March 31, 2004 and 2003, and the related consolidated statements of operations, stockholder's equity, and cash flows for each of the years in the two-year period ended March 31, 2004, which report appears in the Form 8-K/A of Langer, Inc. dated September 30, 2004. Our report makes reference to the Company's adoption of the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which resulted in a change in the method of accounting for goodwill in 2003.

/s/ KPMG LLP

Atlanta, Georgia
December 13, 2004

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INDEPENDENT AUDITORS' CONSENT